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                                                                    EXHIBIT 23.4

               CONSENT OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

  Pursuant to our retainer agreement with Smith's Food & Drug Centers, Inc. ("Smith's") dated March 28, 1996, we hereby consent to the references to us in the Registration Statement on Form S-3 (No. 333-01601) of Smith's, including all amendments thereto (the "Registration Statement"). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

Los Angeles, California
April 16, 1996